UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024

ALARM.COM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37461	26-4247032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8281 Greensboro Drive Suite 100 Tysons Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 389-4033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director

On May 16, 2024, Alarm.com Holdings, Inc. (the “Company”) appointed Cecile B. Harper to serve as a Class III director on the Company’s Board of Directors (the “Board”) and as a member of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), each effective on May 17, 2024. Ms. Harper will serve for the term expiring at the Company’s 2024 Annual Meeting of Stockholders or until her earlier death, resignation or removal. The Board has determined that Ms. Harper meets the independence requirements for service on the Nominating Committee.

Ms. Harper, 61, has served as the Chief Financial Officer and Chief Operating Officer of the College Foundation of the University of Virginia since October 2019. Ms. Harper spent 26 years from December 1993 to September 2019 at Southeastern Asset Management (“Southeastern”), an investment management firm. As a principal at Southeastern, Ms. Harper built the external relationships and internal infrastructure related to the revenue side of the business through the firm’s significant expansion. She was responsible for new client development, client retention and growth, service and communications during her tenure. Before joining Southeastern, Ms. Harper worked in the consulting group at IBM and at McKinsey & Company as a business analyst. Ms. Harper holds an MBA from Harvard Business School and a B.A. from the University of Virginia.

Ms. Harper will be compensated in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described in greater detail in the Company’s definitive proxy statement on Schedule 14A relating to its 2024 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission (the “Commission”) on April 23, 2024. Her cash compensation will be paid on a pro-rata basis for her time served on the Board and the Nominating Committee during calendar year 2024.

In connection with her appointment, Ms. Harper and the Company will enter into the Company’s standard form of indemnity agreement, the form of which was previously filed with the Commission as Exhibit 10.9 to Amendment No. 1 to the Company's Registration Statement on Form S-1 filed with the Commission on June 11, 2015.

Ms. Harper was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between the Company and Ms. Harper that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alarm.com Holdings, Inc.

Date:	May 21, 2024
		By:	/s/ Stephen Trundle
Stephen Trundle
Chief Executive Officer